Exhibit 3.1

D	The Commonwealth of Massachusetts
PC	William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation:	Chase Corporation

(2)	Registered office address:	26 Summer Street, Bridgewater, MA 02324
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s):	III
(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted:	January 30, 2008
(month, day, year)
(5)	Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)

State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III: To increase the number of authorized shares of Common Stock of the Company from 10,000,000 shares to 20,000,000 shares.

To change the number of shares and the par value, *if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	10,000,000	$0.1
		Preferred	100,000	$1.00

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	20,000,000	$0.1
		Preferred	100,000	$1.00

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date nor more than 90 days from the date and time of filing is specified:

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III, See G.L. Chapter 156D, Section 621, and the comments relative thereto.

Signed by:	/s/ Peter R. Chase
Peter R. Chase, Chairman and CEO (signature of authorized individual)
☒	Chairman of the board of directors,
☐	President,
☒	Other officer,
☐	Court-appointed fiduciary,

on this 15 day of February, 2008.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

February 15, 2008 12:17 PM

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth